CONSENT OF INDEPENDENT REGISTERED PUBLIC
 ACCOUNTING FIRM



Board of Trustees and Shareholders
South Trust Funds:



We consent to the use of our report dated June 11, 2004 for SouthTrust U.S. Treasury
Money Market Fund, SouthTrust Income Fund, SouthTrust
 Bond Fund,
 SouthTrust
Alabama Tax-Free Income Fund, SouthTrust Value Fund, and
 SouthTrust Growth Fund,
each a series of SouthTrust Funds, incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectuses and
"Independent Registered Public Accounting Firm" in
 the
Statements of Additional
Information.



Boston, Massachusetts
June 11, 2004